UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 21, 2016

_____________________

VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2016, the board of directors (the “Board”) of Verso Corporation (“Verso”) elected Steven D. Scheiwe to serve as a director of Verso, effective immediately. Mr. Scheiwe is the founder and President of Ontrac Advisors, Inc., a consulting firm providing analysis, management and business development services to companies and individuals across a broad range of industries. Mr. Scheiwe fills the vacancy on the Board created when David J. Paterson retired from Verso and resigned as its Chairman of the Board, President and Chief Executive Officer effective as of August 31, 2016. Mr. Scheiwe, in his capacity as a director of Verso, also will serve as a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board. Mr. Scheiwe will receive the standard annual cash retainer and equity grant that Verso provides to its nonemployee directors, both of which will be prorated to reflect the time that he will serve on the Board prior to Verso’s annual stockholders meeting in 2017, as described under “Compensation of Directors” in Verso’s current report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2016

VERSO CORPORATION

	By:	/s/ Peter H. Kesser
Peter H. Kesser
President, Senior Vice President, General Counsel and Secretary